Ex. 3.1.1


                            The Companies Act 1985
                                 (as amended)



                      A PUBLIC COMPANY LIMITED BY SHARES











                    MEMORANDUM AND ARTICLES OF ASSOCIATION

                                      of

                           GRANITE MASTER ISSUER plc







                      As incorporated on ________________



                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                          REF: DS/30507-30030/675511

                      The Companies Act 1985 (as amended)

                           Company Limited by Shares

                           Memorandum of Association

                                      of

                           Granite Master Issuer plc



1.   The name of the Company is "Granite Master Issuer plc".

2.   The Company is to be a public company limited by shares.

3.   The registered office of the Company will be situate in England.

4.   The objects for which the Company is established are:

     4.1 To carry on business as a general commercial company and to carry on any trade or business whatsoever.

     4.2 To carry on any business, undertaking, transaction or operation commonly carried on or undertaken by manufacturers, merchants and dealers (both wholesale and retail) in all or any articles of commercial and personal use and consumption, importers, exporters, shipowners, bankers, factors, capitalists, promoters, financiers, real property dealers and investors, concessionaires, brokers, contractors, mercantile and general agents, advertising agents, publishers, carriers and transporters of all kinds and to carry on all or any of the said businesses either together as one business or as separate distinct businesses in any part of the world.

     4.3 To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property, real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person and to act and carry on business as a holding company.

     4.4 To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processers, importers, exporters and storers of and dealers in any goods and other things.

     4.5 To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

     4.6 To provide services of all descriptions and to carry on business as advisers, consultants, brokers, trustees and agents of any kind.

     4.7 To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

                                      1               Granite Master Issuer plc

     4.8 To provide technical, cultural, artistic, educational, entertainment or business material, facilities or services and to carry on any business involving any such provision.

     4.9 To lend money, and grant or provide credit and financial accommodation, secured or unsecured, to any person and to deposit money with any person and to carry on the business of a banking, finance or insurance company.

     4.10 To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

     4.11 To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

     4.12 To enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out exercise and comply with the same.

     4.13 To borrow and raise money and secure the payment of money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities, particularly for the performance of the Company's obligations or the payment of money.

     4.14 To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

     4.15 To amalgamate or enter into partnership or any profit-sharing arrangement with, and co-operate or participate in any way with or to take over or assume any obligation of, or to assist or subsidise any person.

     4.16 To accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

     4.17 To apply for and take out, purchase or otherwise acquire any trade and service marks and names, designs, patents, patent rights, inventions and secret processes and to carry on the business of an inventor, designer or research organisation.

     4.18 To sell, exchange, mortgage, charge, let, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of,



                                      2               Granite Master Issuer plc
          all or any part of the undertaking, property and assets (present and future) of the Company for any or no consideration and in particular (without prejudice to the generality of the foregoing) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

     4.19 To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars books and periodicals.

     4.20 To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property, purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

     4.21 To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

     4.22 To pay all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

     4.23 To apply for, promote and obtain any order, regulation or licence of any government department or authority (including, without limitation, the Data Protection Commissioner and the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company's constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company's interests.

     4.24 To establish, grant and take up agencies, and do all other things the directors may deem conducive to the carrying on of the Company's business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

     4.25 To grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Board of Directors of the Company considers have


                                      3               Granite Master Issuer plc
          any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments towards insurances or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any, national, charitable, benevolent, educational, social, public, general or useful object.

     4.26 To cease carrying on or wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

     4.27 To distribute any of the property of the Company among its creditors and Members in specie or kind.

     4.28 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

     4.29 To carry on any other business or activity and do anything of any nature which in the opinion of the Board of Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking property or assets or otherwise to advance the interests of the Company or of its Members.

     4.30 To do all such other things as in the opinion of the Board of Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

           And it is hereby declared that "company" in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, "person" shall include any company as well as any other legal or natural person, "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, "and" and "or" shall mean "and/or" where the context so permits, "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.   The liability of the Members is limited.

6. The share capital of the Company is (pound)50,000 divided into 50,000 Shares of (pound)1 each, and the Company shall have the power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.


                                      4               Granite Master Issuer plc

We, the subscribers of this memorandum of association, wish to be formed into a company pursuant to this memorandum of association; and we agree to take the number of shares in the capital of the Company shown opposite our respective names.

-------------------------------------------------------------------------------
Names and Addresses of Subscribers                      Number of Shares taken
                                                            by each Subscriber
-------------------------------------------------------------------------------

Granite Finance Funding 2 Limited           Signed for and on behalf of                   1
Fifth Floor                                 Granite Finance Funding 2 Limited
100 Wood Street                             by:
London  EC2V 7EX


                                            -----------------------------------
                                       Name:
                                      Title:Director


                                            -----------------------------------
                                       Name:
                                      Title:Director


                                                                                          1
Law Debenture Trustees Limited              Signed for and on behalf of
Fifth Floor                                 Law Debenture Trustees Limited by:
100 Wood Street
London
EC2V 7EX
                                            -----------------------------------
                                       Name:
                                      Title:Director


                                            -----------------------------------
                                       Name:
                                      Title:Director

--------------------------------------------------------------------------------------------
                                                      Total shares taken                  2
--------------------------------------------------------------------------------------------

Dated         October 2004

Witness to the above signatures:


                                             ---------------------------------------------
                                             Witness
                                        Name:
                                             ---------------------------------------------
                                  Occupation:
                                             ---------------------------------------------
                                     Address:     Law Debenture Trust Corporation p.l.c.
                                                  Fifth Floor
                                                  100 Wood Street
                                                  London
                                                  EC2V 7EX



                                      5               Granite Master Issuer plc

                            Articles of Association

                                      of

                           Granite Master Issuer plc

1.   Adoption of Table A and Definitions

In these articles:

1.1        the "Act" means the Companies Act 1985;

1.2 "Statutes" means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act; and

1.3 "Table A" means Table A scheduled to the Companies (Tables A to F) Regulations 1985 as amended prior to the date of incorporation of the company. The regulations contained in Table A shall, except where they are excluded or modified by these articles, apply to the company and, together with these articles, shall constitute the articles of the company. No other regulations set out in any statute concerning companies, or in any statutory instrument or other subordinate legislation made under any statute, shall apply as the regulations or articles of the company.

2.   Interpretation

Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles. References in these articles to "writing" include references to any method of representing or reproducing words in a legible and non-transitory form. Headings are for convenience only and shall not affect construction. If, and for so long as, the company has only one member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company.

3.   Authorised Share Capital

The authorised share capital of the company at the date of adoption of this
Article 3 is (pound)50,000 divided into 50,000 shares of (pound)1 each.

4.   Rights Attached to Shares

Subject to the provisions of the Act and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may decide. Regulation 2 of Table A shall not apply.

5.   Unissued Shares

Subject to the provisions of the Act and to these articles, any unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine.

6.   Initial Authority to Issue Relevant Securities

Subject to any direction to the contrary which may be given by the company in general meeting, the directors are unconditionally authorised to exercise all powers of the company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of incorporation of the


                                      6               Granite Master Issuer plc
company or such other amount as may from time to time be authorised by the company in general meeting. The authority conferred on the directors by this article shall remain in force for a period of five years from the date of incorporation of the company but may be revoked varied or renewed from time to time by the company in general meeting in accordance with the Act.

7. Exclusion of Rights to Offers on a Pre-emptive Basis

Section 89(1) of the Act shall not apply to the allotment by the company of any equity security.

8. Transfer and Transmission of Shares

8.1 The instrument of transfer of a subscriber's share which is not fully paid need not be executed by or on behalf of the transferee. Regulation 23 of Table A shall be modified accordingly.

8.2 The directors may, in their absolute discretion and without giving any reason for so doing, decline to register any transfer of any share, whether or not it is a fully paid share. Regulation 24 of Table A shall be modified accordingly.

9. Notice of General Meetings

Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company, and also to the auditors or, if more than one, each of them. The last sentence of regulation 38 of Table A shall not apply.

10. Proceedings at General Meetings

For all purposes of these articles apart from when the company has only one member, a general meeting of the company or of the holders of any class of its shares shall be valid and effective for all purposes if one person being a duly authorised representative of two or more corporations each of which is a member entitled to vote upon the business to be transacted is present. Regulation 40 of Table A shall be modified accordingly. If, and for so long as, the company has only one member, that member or the proxy for that member or, where that member is a corporation, its duly authorised representative shall be a quorum at any general meeting of the company or of the holders of any class of shares. Regulation 40 of Table A shall be modified accordingly.

11. Votes of Members

At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative and every proxy for any member (regardless of the number or the holdings of the members for whom he is a proxy) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 of Table A shall not apply.

12. No Written Resolutions by Members

Regulation 53 of Table A shall not apply.

13. Members May Vote When Money Payable by Them

Regulation 57 of Table A shall not apply.



                                      7               Granite Master Issuer plc

14. Delivery of Proxies

The instrument appointing a proxy and (if required by the directors) any authority under which it is executed or a copy of the authority, certified notarially or in some other manner approved by the directors, may be delivered to the office (or to such other place or to such person as may be specified or agreed by the directors) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to act or, in case of a poll taken subsequently to the date of the meeting or adjourned meeting, before the time appointed for the taking of the poll, and an instrument of proxy which is not so delivered shall be invalid. The directors may at their discretion treat a faxed or other machine made copy of an instrument appointing a proxy as such an instrument for the purpose of this article. Regulation 62 of Table A shall not apply.

15. Alternate Directors

Any director (other than an alternate director) may appoint any other director, or any other person who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

16. Power to Provide for Employees

The directors may by resolution exercise any power conferred by the Act to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

17. Power to Receive Uncalled Moneys

The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and remaining unpaid on any shares held by him.

18. Delegation of Directors' Powers

The directors may delegate any of their powers (with power to sub-delegate) to committees consisting of such person or persons (whether directors or not) as they think fit. Regulation 72 of Table A shall be modified accordingly and references in Table A to a committee of directors or to a director as a member of such a committee shall include a committee established under this article or such person or persons.

19. Appointment and Removal of Directors by Majority Shareholders

Any member holding, or any members holding in aggregate, a majority in nominal value of such of the issued share capital for the time being of the company as carries the right of attending and voting at general meetings of the company may by memorandum in writing signed by or on behalf of him or them and delivered to the office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint any person to be a director (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed).

20. Appointment of Directors by Board

Without prejudice to the powers conferred by any other article, any person may be appointed a director by the directors, either to fill a vacancy or as an additional director.

21. No Age Limit or Share Qualification

No director shall be required to retire or vacate his office, and no person shall be ineligible for appointment as a director, by reason of his having attained the age of 70 or another age. No



                                      8               Granite Master Issuer plc
shareholding qualification for directors shall be required. Section 293 of the Act does not apply to the Company.

22. Exclusion of Rotation Requirements and Other Provisions

Regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply.

23. Disqualification and Removal of Directors

The office of a director shall be vacated not only upon the happening of any of the events mentioned in regulation 81 of Table A but also if he is removed from office pursuant to these articles. Regulation 81 of Table A shall be modified accordingly.

24. Powers of Directors

24.1 The powers of the directors mentioned in regulation 87 of Table A shall be exercisable as if the word "executive" (which appears before the word "office") were deleted.

24.2 Without prejudice to any of their other powers, the directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

25. Notice of Board Meetings

Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose, or by any other means authorised in writing by the director concerned. Notice shall be given in this manner to all directors including any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively. Regulation 88 of Table A shall be modified accordingly.

26. Participation in Board Meetings by Telephone

All or any of the members of the board or any committee of the board may participate in a meeting of the board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

27. Resolution in Writing

A resolution in writing executed by all the directors for the time being entitled to receive notice of a meeting of the board (if that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the board or, as the case may be, of the committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each executed by one or more of the directors or members of the committee concerned. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. Regulation 93 of Table A shall not apply.



                                      9               Granite Master Issuer plc

28. Directors May Vote When Interested

A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with the Act. Subject where applicable to such disclosure, a director shall be entitled to vote in respect of any contract or proposed contract in which he is interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether a quorum is present. A reference in this article to a contract includes any transaction or arrangement (whether or not constituting a contract). Regulations 94 and 95 of Table A shall not apply.

29. Official Seal

29.1 The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the directors.

29.2 The directors shall provide for the safe custody of every seal which the Company may have.

29.3 A seal shall be used only by the authority of the directors or a duly authorised committee but that authority may consist of an instruction or approval given by letter, facsimile, telegram, telex or telephone by a majority of the directors or of the members of a duly authorised committee.

29.4 The directors may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

29.5       Unless otherwise decided by the directors:

           (a) certificates for shares, debentures or other securities of the Company to which a seal is applied need not be signed; and

           (b) every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

29.6 Certificates for shares, debentures or other securities of the Company need not be sealed with the seal but may be signed on behalf of the Company by at least one director and the secretary or by at least two directors or by such other person or persons as may be authorised by the directors for that purpose. Regulation 6 of Table A shall be amended accordingly. Regulation 101 of Table A shall not apply.

30. Notices

Any notice or other document may be served on or delivered to any member by the company either personally, or by sending it by post addressed to the member at his registered address or by fax or telex to a number provided by the member for this purpose, or by leaving it at his registered address addressed to the member, or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders. Regulation 112 of Table A shall not apply.

31. Time of Service

Any notice or other document, if sent by the company by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left by the company at a registered address otherwise than by post, or sent by fax or



                                      10               Granite Master Issuer plc
telex or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was so left or sent. Regulation 115 of Table
A shall not apply.

32. Indemnity

32.1 Subject to the provisions of and to the extent permitted by the Statutes, every director, other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, but:

           (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

           (b) the indemnity is subject to such officer or auditor taking all reasonable steps to effect such recovery, so that the indemnity shall not apply to the extent that an alternative right of recovery is capable of being enforced.

32.2       Regulation 118 of Table A shall not apply.




                                      11               Granite Master Issuer plc

--------------------------------------------------------------------------------------------------
Name and Address of Subscriber
--------------------------------------------------------------------------------------------------

Granite Finance Funding 2 Limited                    Signed for and on behalf of
Fifth Floor                                          Granite Finance Funding 2 Limited by:
100 Wood Street
London  EC2V 7EX

                                                     ---------------------------------------------
                                                Name:
                                               Title:


                                                     ---------------------------------------------
                                                Name:
                                               Title:
Law Debenture Trustees Limited                       Signed for and on behalf of
Fifth Floor                                          Law Debenture Trustees Limited by:
100 Wood Street
London
EC2V 7EX
                                                     ---------------------------------------------
                                                Name:
                                               Title:Director



                                                     ---------------------------------------------
                                                Name:
                                               Title:Director


--------------------------------------------------------------------------------------------------


Dated           October 2004

Witness to the above signatures:


                                                     ---------------------------------------------
                                                     Witness
                                                Name:
                                                     ---------------------------------------------
                                          Occupation:
                                                     ---------------------------------------------
                                             Address:Law Debenture Trust Corporation p.l.c.
                                                     Fifth Floor
                                                     100 Wood Street
                                                     London
                                                     EC2V 7EX




                                      12